EXHIBIT 99.1

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to such statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other entity or person, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Dated: June 8, 2020

BAIN CAPITAL CREDIT MEMBER, LLC

By:	/s/ Andrew Viens
	Name:	Andrew Viens
	Title:	Managing Director

BAIN CAPITAL DISTRESSED AND SPECIAL SITUATIONS 2016 (F), L.P.

By: Bain Capital Distressed and Special Situations 2016 Investors (F), L.P., its General Partner
By: Bain Capital Credit Member, LLC, its General Partner

By:	/s/ Andrew Viens
	Name:	Andrew Viens
	Title:	Managing Director

BAIN CAPITAL CREDIT HOLDINGS (MRF), L.P.

By: Bain Capital Credit Holdings Investors (MRF), LP, its General Partner
By: Bain Capital Credit Member, LLC, its General Partner

By:	/s/ Andrew Viens
	Name:	Andrew Viens
	Title:	Managing Director